Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the attached report of Virtus AllianzGI Convertible & Income 2024 Target Term Fund (known during the period being reported as AllianzGI Convertible & Income 2024 Target Term Fund) (the “Registrant”) on Form N-CSR (the “Report”), each of the undersigned officers of the Registrant does hereby certify that, to the best of such officer’s knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended;

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

By:	/s/ George R. Aylward
George R. Aylward, President and Chief Executive Officer (principal executive officer)

Dated: May 7, 2021

By:	/s/ W. Patrick Bradley
W. Patrick Bradley, Executive Vice President, Chief Financial Officer, and Treasurer
(principal financial officer)

Dated: May 7, 2021

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant, and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.